UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2016
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 28, 2016 at the Company’s corporate headquarters located at 11500 S. Eastern Avenue, Suite 240, Henderson, Nevada 89052. As of April 29, 2016, the record date for the Annual Meeting, a total of 69,220,610 shares were entitled to vote, of which a total of 60,406,135 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.
The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders. These matters are described in more detail in the Company's definitive proxy statement on Schedule 14A, which the Company filed with the Securities and Exchange Commission on April 29, 2016 (the "Proxy Statement").
Proposal No. 1:
The Company’s stockholders elected each of the seven nominees named below to serve on the Company’s Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2017 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond W. Cohen	29,519,493	17,157,120	13,729,522
Gilles R. Gagnon	43,474,890	3,201,723	13,729,522
Stuart M. Krassner	36,323,284	10,353,329	13,729,522
Luigi Lenaz	37,852,851	8,823,762	13,729,522
Anthony E. Maida	43,273,800	3,402,813	13,729,522
Rajesh C. Shrotriya	43,495,006	3,181,607	13,729,522
Dolatrai Vyas	37,750,634	8,925,979	13,729,522

Proposal No. 2:
The Company’s stockholders approved the executive compensation detailed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,750,605	18,691,040	234,968	13,729,522

Proposal No. 3:
The Company’s stockholders approved the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,569,334	666,290	170,511	None
Proposal No. 4:
The Company’s stockholders approved a stockholder proposal regarding proxy access, as detailed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,497,010	18,771,175	408,428	13,729,522

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 1, 2016
Spectrum Pharmaceuticals, Inc.

By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and
Chief Financial Officer